Exhibit 99.1

MILLENNIAL MEDIA REPORTS STRONG PRELIMINARY THIRD QUARTER FINANCIAL RESULTS AHEAD OF PRIOR OUTLOOK

Baltimore, Maryland — October 15, 2012 — Millennial Media, Inc. (NYSE: MM), the independent leader in mobile advertising, today announced preliminary financial results that exceeded the Company’s previously announced expectations for the third quarter ended September 30, 2012.  In a separate release today, the Company announced a proposed follow-on offering.

Third Quarter Preliminary Financial Results and Business Highlights

Total Revenue: Total revenue for the 2012 third quarter is expected to be in the range of $46.5 million to $47.0 million versus the Company’s prior outlook for the third quarter of revenue in the range of $43.5 million to $45.0 million.

Gross Margin: Gross margin for the 2012 third quarter is expected to be in the range of 40.5% to 40.8%.

Adjusted EBITDA:  Adjusted EBITDA, a non-GAAP financial measure, defined as net income or net loss before interest, taxes, depreciation and amortization, and non-cash stock-based compensation, is expected to be in the range of $1.5 million to $2.0 million versus the Company’s prior outlook for the third quarter of an adjusted EBITDA loss in the range of $(0.6) million to $(0.8) million.

Net Loss:  Net loss for the third quarter is expected to be in the range of $(1.9) million to $(2.4) million.

“Our third quarter revenue growth of approximately 85% year-over-year represents an acceleration from our second quarter growth rate of 76% and speaks to our continued success as the leading independent mobile advertising and data platform,” stated Paul Palmieri, President and CEO of Millennial Media. “We are delivering greater value to our advertising customers and developer partners through the use of technology and data which, in turn, is driving increased demand for our services and enhanced gross margin performance. The fact that we were able to accelerate revenue growth while generating positive adjusted EBITDA during the quarter demonstrates the leverage in our business model.”

Preliminary and Unaudited Results

The financial results presented above are preliminary and subject to completion.  Millennial Media’s expectations with respect to these unaudited results are based upon management estimates and information available at this time.  As a result, these preliminary results may be different from the actual results that will be reflected in Millennial Media’s consolidated financial statements for the quarter when they are released.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Millennial Media reports adjusted EBITDA, which is a non-GAAP financial measure.  The company uses this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons.  The Company believes that the measure provides useful information about operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.  Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure.

About Millennial Media

Millennial Media is the leading independent mobile advertising platform company. Our technology, tools and services help app developers and mobile website publishers to maximize their advertising revenue, acquire users for their apps and gain insight about their users. We offer advertisers significant audience reach, sophisticated targeting capabilities and the ability to deliver rich and engaging ad experiences to consumers on their mobile connected devices.

Forward-Looking Statements

The statements in this press release that are not historical facts constitute “forward-looking statements” that involve risks and uncertainties and are made pursuant to the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include expectations regarding financial results for the third quarter of 2012. The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. These risks and uncertainties include, but are not limited to, risks associated with our ability to continue to accelerate growth and provide enhanced gross margin performance; our ability to expand our developer and advertiser base and increase demand for our services; and our ability to keep pace with technological and market developments and remain competitive against larger companies in our industry as well as potential new entrants into our markets. Further information on these and other factors that could affect our results is included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2012, our Registration Statement on Form S-1, filed with the SEC on October 15, 2012, and other filings we make with the SEC from time to time. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://investors.millennialmedia.com.

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Contacts:

Investor Relations

Jonathan Schaffer

IR@millennialmedia.com

(212) 871-3953

Media Relations

Matthew Lindberg

press@millennialmedia.com

(203) 682-8214